EXHIBIT 10.1

                             POP STARZ RECORDS, INC.
                                     8% NOTE

Principal Amount:   $ 4,700.00

         POP STARZ RECORDS, INC. a Florida corporation (the "Company"), for value received, hereby promises to pay to the Tucker Family Spendthrift Trust ("Holder") at 150 E. Angeleno Ave. # 1426 Burbank, CA 91502 on June 25th 2009, the principal amount of Four Thousand Seven Hundred Dollars and Zero Cents ($4,700.00) (or so much thereof as shall not have been prepaid or surrendered for conversion) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest (computed on the basis of 360-day year of twelve 30-day months) on the unpaid portion of the principal amount hereof at the annual rate of eight percent (8%) from the date hereof until the date such unpaid portion of such principal amount shall have become due and payable.

         Section 1. DEFINITIONS.
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                  Section 1.01. Terms Defined. The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 1.01.

                  Common Stock. The term "Common Stock" means shares of the Company's Common Stock, par value $.001 per share.

                  Company. The term "Company" means Pop Starz Records, Inc., a Florida corporation, and any successor corporation to the Company (including the corporation surviving any subsequent merger).

                  Event of Default. The term "Event of Default" means any event specified in Section 2.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

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                  Maturity. The term "Maturity" when used with respect to this
Convertible Note means the date on which the principal (and premium, if any) of this Note becomes due and payable as herein provided, whether at (a) June 25th 2009 (b) declaration of acceleration or (c) otherwise.

         Section 2. REMEDIES.
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                  Section 2.01. Events of Default. An "Event of Default" occurs if one or more of the following shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (a) if default be made in the punctual payment of the
principal of (or premium, if any) or interest on this Note when and as the same shall become due and payable; or

                           (b) the Company pursuant to or within the meaning of
any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) to the appointment of a Custodian of it or for any substantial part of its property,
(iv) makes a general assignment for the benefit of its creditors; or

                           (c) a court of competent jurisdiction enters an order
or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for any substantial part of its property, (iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 30 days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  Section 2.02. Remedies. In case any one or more of the Events of Default specified in Section 2.01 shall have occurred and be continuing, the Holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceedings or both, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Convertible Note or to enforce any other legal or equitable right of the Holder of this Convertible Note.

                  Section 2.03. Remedies Cumulative. No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

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                  Section 2.04. Enforcement. If there shall be any Event of
Default under this Note and this Note shall be placed in the hands of an attorney for collection, or shall be collected through any court, including any bankruptcy court, the Company promises to pay to the order of the Holder hereof the Holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to any collateral securing this Note, to the extent allowed by the laws of the State of Florida or any state in which any collateral for this Note shall be situated.

         Section 3. MISCELLANEOUS.
                    -------------

                  Section 3.01. Optional Prepayments. The Company shall have the privilege, at any time and from time to time prior to Maturity, upon at least 30 days prior written notice to the Holder, of prepaying this Note, either in whole or in part, by payment of the principal amount of this Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, without premium or penalty.

                  Section 3.02. Governing Law. This Note shall be construed in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed wholly within said State.

                  Section 3.03. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 3.03. Course of Dealing; No Waiver. No course of dealing between the Company and the Holder shall operate as a waiver of any right of the Holder and no delay on the part of the Holder in exercising any right hereunder shall so operate.

                  Section 3.05. Waiver of Compliance. Any term, covenant, agreement or condition hereof may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the Holder.

                  Section 3.06. Other Provisions. The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, that may be required to hold the Company liable on this Note.

         IN WITNESS WHEREOF, the undersigned has caused this Convertible Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the date first written above.


                                        POP STARZ RECORDS, INC.


                                        By: /s/ Michelle Tucker
                                            -------------------
                                            Michelle Tucker, President

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